UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33551 (Commission File Number)	20-8875684 (I.R.S. Employer Identification No.)

345 Park Avenue New York, New York (Address of principal executive offices)	10154 (Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 13, 2009, Blackstone Holdings Finance Co. L.L.C., an indirect subsidiary of The Blackstone Group L.P., priced the previously announced offering of $600,000,000 aggregate principal amount of its 6.625% Senior Notes due 2019. The notes are to be fully and unconditionally guaranteed by The Blackstone Group L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. Blackstone intends to use the net proceeds from the sale of the notes for general corporate purposes.

The notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2009

The Blackstone Group L.P. By: Blackstone Group Management L.L.C., its general partner

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Chief Legal Officer